Exhibit 99.1

CERTIFICATE OF MERGER FILED FOR TTM TECHNOLOGIES, INC.’S ACQUISITION OF

VIASYSTEMS GROUP, INC.

COSTA MESA, CA – May 29, 2015 – TTM Technologies, Inc. (Nasdaq:TTMI) (“TTM”) today announced that a certificate of merger relating to TTM’s acquisition of Viasystems Group, Inc. (“Viasystems”) has been filed with the Secretary of State of the State of Delaware, providing for an effective time for the merger of Sunday, May 31, 2015 at 11:59 p.m. ET.

About TTM

TTM Technologies, Inc. is a major global printed circuit board (“PCB”) manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

Investor Contacts:

Todd Schull

Chief Financial Officer

714-327-3000

Lisa Laukkanen

Investor Relations

The Blueshirt Group

415-217-4967

lisa@blueshirtgroup.com